UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2026

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1990 E. Grand Avenue
El Segundo, CA	90245
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFAI	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $110,400.00 per share	FFAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2026, Matthias Aydt, an executive member of the Board of Directors (the “Board”) of Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Company”), notified the Board that he was resigning as a director of the Company for personal reasons, effective immediately. Mr. Aydt served on the Investment and Finance Committee of the Board. There were no disagreements between the Company and Mr. Aydt that led to his decision to resign. Mr. Aydt also informed the Board of his intention to resign as Global Co-Chief Executive Officer of the Company at such time as the Board deems fit.

On April 16, 2026, Jie (Jay) Sheng, a member of the Board, notified the Board that he was resigning as a director of the Company, effective immediately. Mr. Sheng served on the Finance and Investment, Audit, Compensation, and Nominating and Corporate Governance Committees of the Board. There were no disagreements between the Company and Mr. Sheng that led to his decision to resign. Mr. Sheng may continue working with the Board and/or the Company in an advisory capacity.

As previously reported on Form 8-K on March 4, 2026, on February 26, 2026, Chui Tin Mok, an executive member of the Board, notified the Board that he intended to resign as a director of the Company upon the Board’s confirmation of a successor nominee, in order to focus his time and effort on the Company’s business execution in the United Arab Emirates and the broader Middle East. On April 16, 2026, Mr. Mok resigned from the Board, effective immediately. Mr. Mok served on the Finance and Investment Committee of the Board. There were no disagreements between the Company and Mr. Mok that led to his decision to resign. Mr. Mok will continue in his role as an executive officer of the Company and Head of FF Middle East.

On March 5, 2026, FF Top Holding LLC (“FF Top”), pursuant to the Amended and Restated Shareholder Agreement dated January 13, 2023 (the “Shareholder Agreement”), by and between the Company and FF Top, nominated Xiao (Lucky) Jiang, the Company’s Head of Human Resources, to the Board.

On April 16, 2026, FF Top, pursuant to the Shareholder Agreement, nominated Kevin Chen to the Board as an independent director.

On April 16, 2026, the Board appointed each of Jiawei (Jerry) Wang, Xiao (Lucky) Jiang and Kevin Chen to the Board. Jiawei (Jerry) Wang, as president of FF Global Partners LLC, is deemed an FF Top designee, along with Xiao (Lucky) Jiang, Kevin Chen and Chad Chen as additional FF Top Designees.

Kevin Chen is expected to be appointed to each of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board. Jerry Wang was appointed to the Finance and Investment Committee of the Board.

Ms. Xiao (Lucky) Jiang, 36, has served as Head of Human Resources of the Company since April 2024 and as Corporate Secretary of AIxCrypto Holdings, Inc. since December 2025. She joined the Company in November 2023 as part of the HR Operations team and was subsequently promoted to her current role. Prior to joining the Company, Ms. Jiang served in various human resources leadership roles at Faraday Future China from 2018 to 2023, including Human Resources Director from March 2021 to November 2023 and Senior Manager, Human Resources Business Partner from January 2018 to March 2021. Ms. Jiang holds a Bachelor of Arts in English Language and Literature from Peking University and an MBA from Tsinghua University.

Mr. Jiawei (Jerry) Wang, 35, has served as Global President of the Company since March 2025. Mr. Wang also serves as Co-Chief Executive Officer of AIxCrypto Holdings, Inc. since October 2025 and as a board member, partner, and President (consultant) of FF Global Partners since 2022. In addition, he is Co-Founder and Chairman of AIBOT Inc. since 2022. Mr. Wang has over 10 years of experience in capital markets and corporate management. He served as Vice President, Global Capital Markets of the Company from May 2018 to April 2022 and has led the Company’s fundraising and capital markets activities.

Mr. Kevin Chen, 48, has served as Chief Economist and Chief Investment Officer of Horizon Financial since May 2021 and as Partner and Chief Investment Officer of CoinBridge since October 2025. Mr. Chen has extensive experience in global macroeconomic research, asset allocation, and digital asset markets. He has served on the boards of Capitan Investment Ltd. since September 2021, CurrenC Group since September 2023, Scage Future since August 2025, and AIxCrypto Holdings, Inc. since October 2025. He previously served on the boards of Edoc Acquisition from May 2020 to March 2024 and InFinT Acquisition from March 2021 to September 2024. In addition, Mr. Chen has been an Adjunct Associate Professor at New York University since November 2012 and holds a Ph.D. in Finance from the University of Lausanne.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: April 17, 2026	By:	/s/ Koti Meka
	Name:	Koti Meka
	Title:	Chief Financial Officer

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